Exhibit 5.1

1700 One Leadership Square – 211 N. Robinson  |  Oklahoma City, OK 73102-7101  |  p 405-272-5711  |  f 405-232-2695  |  cwlaw.com

January 20, 2017

BancFirst Corporation

101 N. Broadway

Oklahoma City, OK  73102

RE:BancFirst Corporation;

Registration Statement on Form S-3

Gentlemen:

We have acted as counsel to BancFirst Corporation, an Oklahoma corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of the Company’s Registration Statement on Form S-3 filed the date hereof (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offer and sale by the Company from time to time of an indeterminate number of shares of common stock, par value $1.00 per share, of the Company (the “Common Stock”).  The prospectus that is part of the Registration Statement (the “Base Prospectus”) provides that it will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”).  The Base Prospectus, as supplemented by the various Prospectus Supplements, will provide for the issuance and sale by the Company from time to time of shares of the Company’s Common Stock.

In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the Registration Statement; (ii) the Base Prospectus, (iii) the Second Amended and Restated Certificate of Incorporation of the Company filed with the Secretary of State of the State of Oklahoma on July 24, 1998; (iv) a Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation, filed with the Secretary of State of the State of Oklahoma on June 15, 2004; (v) a Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation, filed with the Secretary of State of the State of Oklahoma on May 23, 2013; (vi) the Amended and Restated By-Laws of the Company, adopted as of March 26, 2015; (vii) minutes and records of the corporate proceedings of the Company with respect to the Registration Statement; and (viii) such other documents and instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

In making the foregoing examinations, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company and other appropriate persons.

We have also assumed that (i) the Registration Statement and any amendments thereto (including any post-effective amendments) will have become effective and comply with all applicable laws and no stop orders suspending the Registration Statement’s effectiveness will have been issued and remain in effect, in each case, at the time the Common Stock is offered or issued as contemplated by the Registration Statement, (ii) the issuance (including the execution, delivery and performance thereof) and the terms of any offering and sale of shares of the Common Stock have been duly authorized by the Company, (iii) the Company has timely filed all necessary reports pursuant to the Securities Exchange Act of 1934, as amended, which are incorporated into the Registration Statement by reference, (iv) all shares of Common Stock will be issued, offered and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement, (v) a definitive purchase, underwriting or similar agreement and any other necessary agreement, instrument or document with respect to any offering of shares of Common Stock will have been duly authorized and validly executed and delivered by the Company and the other party or parties thereto, (vi) the Company will have received the consideration therefore specified in any applicable definitive underwriting or similar agreement and that the consideration for such shares is at least equal to the par value of such shares, (vii) at the time of the issuance of any Common Stock, the Company will be a validly existing corporation under the law of its jurisdiction of incorporation, (viii) the number of shares of Common Stock issued pursuant to the Registration Statement, together with the number of shares outstanding or reserved at the time of issuance, will not exceed the number of shares authorized by the Company’s certificate of incorporation in effect at the time of issuance, and (ix) all the foregoing actions to be taken by the Company will have been taken so as not to violate any applicable law and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company or any of its property.

Based upon and subject to the foregoing, and the assumptions, qualifications and limitations set forth herein, we are of the opinion that the shares of Common Stock, when sold as contemplated by the Registration Statement, the Base Prospectus and the applicable Prospectus Supplement, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the Base Prospectus included therein.  In giving such consent we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,
/s/ Conner & Winters, LLP
CONNER & WINTERS, LLP